UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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BILL THE BUTCHER, INC.
(Name of Registrant as specified in Its Charter)

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BILL THE BUTCHER, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF BILL THE BUTCHER, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Bill the Butcher, Inc., a Nevada corporation, that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed and the actions authorized therein may be taken 40 calendar days from the date of mailing of the Notice of Internet Availability of Information Statement as set forth in Exhibit A hereto to you.  The Written Consent authorizes the following corporate actions:

1)
To approve the re-election of J’Amy Owens as the sole member of the Board of Directors (the “Board”), to hold office until the election and qualification of her successor(s), or until her earlier death, removal or resignation;

2)	To approve and ratify the selection of Peterson Sullivan LLP as our independent auditors for the fiscal year ending August 31, 2014;

3)
To approve the filing of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (our “Common Stock”) from 195,000,000 to 400,000,000;

4)	To cast an advisory vote approving the compensation of our sole named executive officer; and

5)	To cast an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officer(s) to be every three years.

The required consent of at least a majority of the votes allocated to our voting shares was given for each of the actions listed above.

The Board believes it would not be in the best interests of our company and our stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.  Based on the foregoing, the Board has determined not to call an Annual Meeting of Stockholders, and none will be held this year.  A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2014 for the fiscal year ended August 31, 2013 (our “Annual Report”), accompanies this Notice.

The Board has fixed the close of business on September 12, 2014 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.  This Information Statement is prepared and available for download from our corporate website at ir.billthebutcher.com/all-sec-filings by way of Notice of Internet Availability of Information Statement Materials. This Information Statement is being posted on the Company’s corporate website on or about September 26, 2014.  Stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized under the Nevada Revised Statutes, our Articles of Incorporation or our Bylaws with respect to any matters being authorized.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS:

We will be relying on the U.S. Securities and Exchange Commission rule that allows companies to furnish information statements and annual reports over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are sending our shareholders a Notice of Internet Availability of Information Statement Materials Materials (the “Notice”) instead of a paper copy of our Information Statement and our Annual Report on Form 10-K for our fiscal year ended August 31, 2013 (collectively, the “Information Statement Materials”). The Notice also contains instructions on how to request a paper copy of the Information Statement Materials.

By Order of the Board of Directors

J’Amy Owens, Sole Director

INFORMATION STATEMENT

BILL THE BUTCHER, INC.
24 Roy Street #16
Seattle, Washington 98109

This information statement is being furnished on or about September 26, 2014 by the Board of Directors (the “Board”) of Bill the Butcher, Inc., a Nevada corporation (“we,” “us,” and “our” generally refers to Bill the Butcher, Inc., and our wholly owned subsidiary, WK Inc.) to the holders of record of our issued and outstanding Class A common stock, par value $0.001, (“Common Stock”)   and our issued and outstanding shares of Series A Preferred Stock (“Series A Preferred” and together with the Common Stock, the “Voting Shares”) as of the close of business on September 12, 2014 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  On August 14, 2014, the Board deemed it in our best interests to take the actions listed below and pursuant to Nevada Revised Statutes Section 78.390 approved the filing of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (our “Common Stock”) from 195,000,000 to 400,000,000 (the “Amendment”):

1)
To approve the re-election of J’Amy Owens as the sole member of the Board of Directors (the “Board”), to hold office until the election and qualification of her successor(s), or until her earlier death, removal or resignation;

2)	To approve and ratify the selection of Peterson Sullivan LLP as our independent auditors for the fiscal year ending August 31, 2014;

3)	To approve the filing of the Amendment;

4)	To cast an advisory vote approving the compensation of our sole named executive officer; and

5)	To cast an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officer(s) to be every three years.

We are also providing notice to our stockholders that certain of our stockholders took action as described below by Majority Written Consent in Lieu of an Annual Meeting of Stockholders, a copy of which is attached hereto as Exhibit B (the “Written Consent”).  The purpose of this Information Statement is to inform holders of Voting Shares that the Board considers the following actions to be in the best interests of us and our stockholders and that a majority of the votes allocated to the Voting Shares has authorized the above actions and such actions may be taken 40 calendar days from the date of mailing of the Notice of Internet Availability of Information Statement as set forth in Exhibit A hereto to you.

As of the Record Date, there were 98,960,904 shares of Common Stock outstanding, with one vote per share, and 2,000,000 shares of our Series A Preferred outstanding, with ten votes per share.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our Voting Shares may be substituted for an annual meeting of the stockholders.  Based on the foregoing and in order to eliminate the costs involved in holding an annual meeting, the Board has determined not to call an Annual Meeting of Stockholders and none will be held this year.  A copy of our Annual Report on Form 10-K filed on January 13, 2014 for the fiscal year ended August 31, 2013, including audited consolidated financial statements (our “Annual Report”), accompanies this Information Statement.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws (as amended, our “Bylaws”) and the Nevada Revised Statutes, a vote by the holders of at least a majority of the votes allocated to the Voting Shares is required to effect the action described herein.  As of the Record Date, there were 98,960,904 shares of Common Stock issued and outstanding with one vote each and 2,000,000 shares of Series A Preferred issued and outstanding with ten votes each, for an aggregate of 118,960,904 votes of which 59,480,453 votes were required to pass any stockholder resolutions.  The consenting stockholders (the “Consenting Stockholders”) are collectively the record owners of Voting Shares outstanding as of the Record Date with 60,155,271 votes, which represented 50.6% of the votes allocated to the issued and outstanding Voting Shares as of that date.  Pursuant to the Nevada Revised Statutes, the Consenting Stockholders voted in favor of the actions described herein by the Written Consent.  There are no cumulative voting rights.  No consideration was paid for the consent.  The beneficial ownership of Consenting Stockholders that are affiliates of us are set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock owned of record and beneficially by (i) each of our sole named executive officer and director; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all directors and officers as a group.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 calendar days of the date of this Information Statement.

Unless otherwise indicated below, the address of each beneficial owner is c/o Bill the Butcher, Inc., 24 Roy Street #16, Seattle, Washington  98109.  Unless otherwise indicated below, we believe that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and to dispose of the shares listed opposite the stockholder’s name.  All calculations are based on 98,960,904 shares of common stock and 2,000,000 shares of Series A Preferred Stock outstanding as of the Record Date.

Name	Shares of Common Stock		Percentage of Class1	Shares of Series A Preferred	Percentage of Class2
J'Amy Owens, Chairman, Chief Executive Officer, Chief Financial Officer, Secretary, Sole Director	17,855,271	3	18.0%	2,000,000	100.0%
All Directors and Named Executive Officers as a Group (1 Person)	17,855,271		18.0%	2,000,000	100.0%
Lucien J. Tujague 4824 Crooked Lane Dallas, TX 75229	36,520,857	4	27.3%	-0-	-0-%
Barbara A. Lyster 37 Ocean Heights Drive Newport Coast, CA 92657	20,372,013	5	17.4%	-0-	-0-%

1 Based on 98,960,904 shares of Common Stock outstanding as of the Record Date.
2 Based on 2,000,000 shares of Series A Preferred outstanding as of the Record Date.
3 Includes 9,972,068 shares owned by four other stockholders that Ms. Owens has the right to vote pursuant to a Voting Agreement and Irrevocable Proxy.
4 Incudes 26,279,184 shares of common stock issuable upon conversion of a 12% convertible promissory note and interest accrued thereon as of May 31, 2014 at $0.05 per share, and 8,491,668 shares of common stock issuable upon exercise of warrants at $0.05 per share.   This calculation does not include shares issuable upon conversion of interest accrued following May 31, 2014 on the 12% convertible promissory note at $0.05 per share.
5 Include 17,947,013 shares of common stock issuable upon conversion of a 12% Inventory Secured Revolving Promissory Note  and interest accrued thereon as of May 31, 2014 at $0.05 per share, and 375,000 shares of common stock issuable upon exercise of warrants at $0.05 per share.   This calculation does not include shares issuable upon conversion of interest accrued following May 31, 2014 on the 12% convertible promissory note at $0.05 per share.

Name	Shares of Common Stock		Percentage of Class1	Shares of Series A Preferred	Percentage of Class2
Finance 500, Inc. 19762 MacArthur Blvd., Suite 200 Irvine, CA 92612	12,184,303	6	11.7%	-0-	-0-%
Profit Concepts, Ltd. 333 Sandy Springs Circle, Suite 200 Atlanta, GA 30328	9,567,733	7	9.0%	-0-	-0-%
Castleberry Properties, LLC 2206 Rosewood Westport, MS 39773	6,911,692	8	6.8%	-0-	-0-%
Carl L. Hossman and Virginia K. Hossman 196 Boundary Ln. NW Shoreline, WA 98177	6,500,000		6.6%	-0-	-0-%
Monica A. Brill 3833 E. 38th Street Des Moines, IA 50317	6,118,251	9	5.9%	-0-	-0-%

6 Includes 7,224,070 shares of common stock issuable pursuant to a Settlement Agreement with us, and 4,960,233 shares of common stock issuable upon conversion of warrants at exercise prices ranging from $0.05 to $0.15 per share. Robert Lansing Hicks, the President and sole director of Finance 500, Inc., has the sole voting and dispositive power for these securities.
7 Includes 2,992,733 shares of common stock issuable upon conversion of a 12% convertible promissory note and interest accrued thereon as of May 31, 2014 at $0.15 per share, 3,000,000 shares of common stock issuable to High Capital Funding, LLC, a limited liability company managed by Profit Concepts, Ltd., under a forbearance agreement, and 2,000,000 share of common stock issuable to Profit Concepts, Ltd. under a Strategic Advisory Services Agreement.   This calculation does not include shares issuable upon conversion of interest accrued following May 31, 2014 on the 12% convertible promissory note at $0.15 per share.  Frank E. Hart, the President of Profit Concepts, Ltd. has sole voting and dispositive power for these securities.
8 Includes 3,274,192 shares of common stock issuable upon conversion of a 12% convertible promissory note and interest accrued thereon as of May 31, 2014 at $0.05 per share, and 187,500 shares of common stock issuable upon exercise of warrants at $0.05 per share.   This calculation does not include shares issuable upon conversion of interest accrued following May 31, 2014 on the 12% convertible promissory note at $0.05 per share.  Gordon Castleberry, the Manager of GMC Enterprises, LLC, the Managing Member of Castleberry Properties, LLC, has sole voting and dispositive power for these securities.
9 Includes 4,049,501 shares of common stock issuable upon conversion of a 12% convertible promissory note and interest accrued thereon as of May 31, 2014 at $0.05 per share, and 268,500 shares of common stock issuable upon exercise of warrants at $0.05 per share.   This calculation does not include shares issuable upon conversion of interest accrued following May 31, 2014 on the 12% convertible promissory note at $0.05 per share.

ITEM 1 – ELECTION OF DIRECTORS

GENERAL

Pursuant to our Articles of Incorporation, the holders of our Voting Shares may elect our directors.  Our sole nominee has advised us that she is able and willing to serve as a director until the next annual meeting of stockholders or until her successor(s) is elected and qualified.  No arrangement or understanding exists between our sole nominee and any other person or persons pursuant to which our sole nominee was or is to be selected as a director, an officer, or a nominee.

We currently have no standing audit, compensation or nominating committees or committees performing similar functions, nor do we have written audit, compensation or nominating committee charters. Our director believes it unnecessary to have such committees at this time because we have only one director and the Board of Directors can perform the functions of such committees adequately.  We have no qualified audit committee financial expert at this time because we have not been able to identify and retain a qualified candidate.  Further, we believe we currently have inadequate financial resources at this time to hire such an expert.

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee, as we currently have only one director who is also our sole officer.  We apply the definition of “independent director” provided under the Listing Rules of The NASDAQ Stock Market LLC (“NASDAQ”).  Under NASDAQ rules, the Board has considered all relevant facts and circumstances regarding our directors and has affirmatively determined that our sole director is not independent of us under NASDAQ rules, as our sole director also serves as our sole officer.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature until our business operations develop to a more advanced level. We currently do not have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment. A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our director at 24 Roy Street #16 Seattle, Washington 98109.

DIRECTORS

The following table sets forth the names, ages and current positions of the director elected by the Written Consent:

Name	Age	Position(s)
J’Amy Owens	53	Chief Executive Officer, Chief Financial Officer, Secretary and sole director

DIRECTORS AND EXECUTIVE OFFICERS

J’Amy Owens has been our sole director and has served as our President, Chief Executive Officer, Chairman and Secretary since acquiring a controlling interest in us in October 2009.  She served as our Chief Financial Officer from October 2009 to March 2011 and from June 2011 to the present.  Since 2000, she has been the Chief Executive Officer of J’Amy Owens Group, a comprehensive full service branding and management consultancy, which provides turnkey business incubation for consumer brands and retailers, with a specialization in startups and turnarounds.  During 1986 to 2000, she founded the Retail Group and grew it to a 65 person strategic retail planning company which was responsible for the development of over 400 Fortune 100 and 500 consumer business and retail models while directing $500 million in annual spending.

EXECUTIVE COMPENSATION

As a “smaller reporting company,” we have elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under the scaled disclosure obligations, we are not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

Set forth below is a summary of compensation for our sole officer for all services rendered in all capacities to us.  There have been no annuity, pension or retirement benefits ever paid to our sole officer and director or our employees.

SUMMARY COMPENSATION TABLE

Summary Compensation Table

Name	Principal Position	Year Ended August 31	Salary (a)	Bonus, awards & all other Compensation (b)	Total

J'Amy Owens	Chief Executive Officer	2013	$96,000	$60,000	$156,000
		2012	$96,000	$-	$96,000

(a)	Includes unpaid and accrued wages of $79,404 and $26,868 at August 31, 2013 and 2012, respectively.
(b)	Represents amount recorded for 2,000,000 shares of Series A Preferred Stock awarded May 15, 2013.

Narrative Disclosure to Summary Compensation Table - We have not entered into any employment agreements with our officer.  We do not have any existing arrangements providing for payments or benefits in connection with the resignation, retirement or other termination of our officer, or a change in control of the Company or a change in the officers’ responsibilities following a change in control. We have no equity incentive plan.

Outstanding Equity Awards at Fiscal Year-End - As of August 31, 2013, we have no formal equity compensation plan in effect nor have we granted any equity-based awards.

Compensation of Directors - As of August 31, 2013, our sole director has not received any compensation from us for serving as our director, nor do we have any plans to compensate our sole director for her services in such role.

TRANSACTIONS WITH RELATED PERSONS

 J’Amy Owens, our sole officer and director and principal shareholder, acquired a majority of our ownership in 2009, and during the fiscal year ended August 31, 2010, we acquired ownership of a business she co-founded to develop the “Bill the Butcher” retail concept.  Ms. Owens is involved in other business activities, and as a result may face a conflict in selecting between us and other business interests.  We have not established a policy for resolution of such conflicts.

Preferred Stock issued to Founder – In May 2013, we issued 2,000,000 shares of our Series A Preferred Stock to Ms. Owens.  Each Series A Preferred Share has voting rights with a voting weight equal to ten common shares, and may be converted into ten common shares upon approval by the Board of Directors.  We recorded expense of $60,000 based, in part, on closing market prices of our common stock on the dates shares were awarded.

Common Stock received from Founder – During the year ended August 31, 2013 we received 6,270,000 shares of our common stock from Ms. Owens from personally owned shares.  These shares were cancelled.  The transfer of shares was to return shares the Company previously issued pursuant to terms of a settlement agreement by a former owner as described below.  The fair value of shares was $251,000 based on closing market price at the transfer date and has been recorded as an increase in additional paid-in capital, similar to that of a capital contribution.

Common Stock Receivable from Founder – During the year ended August 31, 2011, we issued 293,750 shares of our common stock to investors in exchange for $75,000, and Ms. Owens agreed to transfer 200,000 of these shares from personally owned shares.  The agreement to transfer shares is accounted for as a contribution of capital of $100,000 based on the closing price of our common stock on the transaction date.  The transfer of shares has not occurred and the related receivable is presented as a separate component of stockholders’ deficit.

Lease arrangement with Founder – Since September 2012, we lease our corporate facilities, which includes two residential housing units, pursuant to a five-year lease agreement with J’Amy Owens, providing for monthly rent of $10,000 through October 2017.   During the year ended August 31, 2013, we paid rent of $10,000 per month and made additional payments of $100,000 to secure tenancy of the premises, of which $80,000 has been recorded as deferred prepaid rent to be amortized to rent expense over the remaining lease term.  At August 31, 2013, approximately $67,000 of additional payments has been deferred and included in deposits and other assets.

Common Stock Issued to Employees – During the year ended August 31, 2013 we issued 1,000,000 shares to each of two employees, who are currently holders of our common stock.   Subsequent to August 31, 2013, we issued an additional 2,300,000 shares to each of these two employees.   These shares are subject to a proxy to vote by Ms. Owens, as are other shares owned by these employees.

Settlement of Litigation - In October 2010, a former employee commenced a lawsuit in the Superior Court of the State of Washington against us and our sole officer and director (collectively, the “BtB Parties), and certain of our advisors (“Other Parties”).  On July 17, 2012, the parties to this lawsuit entered into a settlement agreement and general release.  As part of the settlement, the BtB Parties provided a declaration with respect to certain matters pertaining to the former employee’s lawsuit with the Other Parties, and all claims, demands, expenses, attorney fees, causes of action or suits between and among us, our sole officer and director, and the former employee were released and fully settled. There was no compensation in cash or securities to the former employee who commenced the lawsuit.

Settlement of Litigation - In June 2011, an action was commenced by the former owner and co-founder of the company we acquired in 2010, in the Superior Court of the State of Washington, County of King, against the BtB Parties and the Other Parties. In June 2012, the Court awarded the plaintiff 6,270,000 shares of our common stock, which were issued in June 2012.  On August 3, 2012, we, Ms. Owens and the plaintiff entered into a settlement agreement and general release pursuant to which, among other things, all claims, demands, expenses, attorney fees, causes of action or suits between and among us, Ms. Owens and the plaintiff were released, the plaintiff retained all shares previously issued without restrictions on the sale and transfer of said stock except as provided for by applicable securities laws, and we issued to the plaintiff a $130,000 non-interest bearing note payable which was due and paid in full on July 1, 2013.  In connection with the issuance of shares and notes payable and with related legal fees and expenses, we have recognized settlement expense of approximately $766,000 during the year ended August 31, 2012.  During the year ended August 31, 2013, we received 6,270,000 shares of our common stock from Ms. Owens from personally owned shares as described above.

ITEM 2 – APPOINTMENT OF AUDITORS

The Board has approved the re-appointment of Peterson Sullivan LLC, as our independent auditors for our fiscal year ending August 31, 2014.  Peterson Sullivan LLC has served as our independent auditors since September 1, 2010.

AUDIT FEES

Peterson Sullivan LLP has served as our independent registered public accounting firm to audit our books and accounts for the fiscal years ending August 31, 2013 and 2012. The aggregate fees billed for the last two fiscal years for professional services rendered by Peterson Sullivan were as follows:

	2013	2012
Audit fees	$50,298	$38,526
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-

In the above table, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements and services normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for those fiscal periods.

“Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

“Tax fees” are fees billed by the independent accountant for professional services rendered for tax compliance, tax advice and tax planning.

“All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.

Our Board of Directors pre-approves all services provided by our independent accountants. Our Board of Directors reviewed and approved all of the above services and fees.

ITEM 3 – AMENDMENT OF OUR ARTICLES OF INCORPORATION

On August 14, 2014, the Board approved by unanimous written consent the form of Amendment attached hereto as Exhibit C, subject to stockholder approval, amending our Articles of Incorporation to increase the authorized number of shares of Common Stock from 195,000,000 to 400,000,000.  Approval for the Amendment was obtained through the Written Consent.

EFFECT OF THE AMENDMENT

The Amendment increases the authorized number of shares of Common Stock.  This increase could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult.

PURPOSE OF THE AMENDMENT

The Amendment to increase the authorized number of shares of Common Stock is being made, in part, to enable us to satisfy the conversion and reserve requirements of our currently outstanding convertible notes and to issue shares previously issuable that have not yet been issued.

The Amendment will also provide us with more flexibility and opportunities to conduct equity financings and acquisitions, and to satisfy reserved but unissued requirements of warrants, options and convertible notes that may be issued in future financing activities as determined by the Board without further authorization from our stockholders.

We have entered into an investment banking agreement with a broker-dealer registered with the SEC as such and that is a member of the Financial Industry Regulatory Authority (“FINRA”) to perform advisory services for us, including evaluating potential financings.  At this time, no financing terms have been established.

We believe that having such additional authorized shares available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting or obtaining written consents to amend the articles of incorporation to increase authorized capital at such later date.  Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, we believe that such transactions would ultimately increase stockholder value.  The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders.

ITEM 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As part of the Written Consent, our stockholders cast an advisory vote on the compensation of our sole named executive officer disclosed under “Executive Compensation”  in Item 1 – Election of Directors,” commonly referred to as the “say-on-pay” vote, as required under Section 14A of the Exchange Act.  While this vote is non-binding, we value the opinions of stockholders and will consider the outcome of this vote when making future compensation decisions.

The Board believes that the objectives of our executive compensation program are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives.  This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather cover the overall compensation of our sole named executive officer and the compensation policies and practices described in this proxy statement.

ITEM 5 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As part of the Written Consent, our stockholders voted to recommend, in a non-binding vote, whether the advisory stockholder vote on the compensation of our named executive officer(s) should occur every one, two or three years, as required under Section 14A of the Exchange Act. While this vote is non-binding, we value the opinions of stockholders and will consider the outcome of the vote when considering the frequency of future advisory stockholder votes on executive compensation.

We believe, and our stockholders so voted, that a three-year frequency for the advisory stockholder vote on executive compensation is most consistent with the objectives of our executive compensation programs. We believe the best way for stockholders to evaluate our performance is over a three-year period because our executive compensation programs are designed to motivate and reward long-term performance. A three-year time period will provide stockholders with a long-term view of whether our executive compensation programs are achieving their objectives.

We continuously evaluate our executive compensation programs and make prudent changes when necessary to ensure alignment with stockholder interests. Stockholders can provide us their views on executive compensation matters during the interval between stockholder advisory votes. We welcome stockholder input on our executive compensation matters, and stockholders are able to reach out directly to the Board to express their views on executive compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or representations from certain reporting persons, we believe that during the fiscal year ended August 31, 2013, the following delinquencies have occurred:

Name and Affiliation	No. of Late Reports	No. of Transactions Not Filed on Timely Basis	Known Failures to File
J’Amy Owens, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole Director	0	2	Form 5
Lucien J. Tujague, Jr., 10% Holder	1	0	Form 5
Barbara A. Lyster, 10% Holder	1	0	Form 5
Finance 500, Inc., 10% Holder	1	0	Form 5

Dated: September 12, 2014
By Order of the Board of Directors

/s/ J’Amy Owens
J’Amy Owens
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole Director

EXHIBIT A

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF INFORMATION STATEMENT MATERIALS

On or about September 26, 2014, Bill the Butcher, Inc. (“we,” “us,” and “our” generally refers to Bill the Butcher, Inc., and our wholly owned subsidiary, WK Inc.) filed a Definitive Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission (the “Commission”) therein disclosing that as of September 12, 2014, stockholders owning a majority of our voting shares outstanding executed a written consent in lieu of an Annual Meeting of Stockholders (the “Written Consent”) in favor of the following actions:

1)
To approve the re-election of J’Amy Owens as the sole member of the Board of Directors (the “Board”), to hold office until the election and qualification of her successor(s), or until her earlier death, removal or resignation;

2)	To approve and ratify the selection of Peterson Sullivan LLP as our independent auditors for the fiscal year ending August 31, 2014;

3)
To approve the filing of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (our “Common Stock”) from 195,000,000 to 400,000,000;

4)	To cast an advisory vote approving the compensation of our sole named executive officer; and

5)	To cast an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officer(s) to be every three years.

The earliest date of the actions described above will be 40 days following the mailing of this Notice of Internet Availability of Information Statement to stockholders, which will occur on or around September 26, 2014.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This communication is presents only an overview of the Information Statement. We encourage you to access and review the Information Statement and our Annual Report on Form 10-K for fiscal year ended August 31, 2013 (the “Information Statement Materials”), both of which contain important information and are available, free of charge, on our website at ir.billthebutcher.com/all-sec-filings, or by mail.

If you want to receive a paper or email copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Current and future paper delivery requests can be submitted via the telephone by calling us toll free at (888) 347-5208, via email to info@billthebutcher.com, or via Internet at http://www.billthebutcher.com/contact-bill.  Current and future email delivery requests must be made via email or the Internet.  To facilitate timely delivery, please make the request as instructed above on or before October 31, 2014.

EXHIBIT B

Majority Written Consent
in Lieu of an Annual Meeting of Stockholders
of
BILL THE BUTCHER, INC.,
a Nevada corporation

The undersigned stockholders, constituting the majority stockholders of Bill the Butcher, Inc., a Nevada corporation (the “Corporation”), acting pursuant to the authority of Section 78.320 of the Nevada Revised Statutes and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding an annual stockholders’ meeting, do hereby adopt the following resolutions:

APPROVAL OF MINUTES

RESOLVED, that the minutes of the prior meetings and written consents of the stockholders of this Corporation, there being no objections, corrections, or modifications thereto offered, are hereby approved and adopted.

ELECTION OF DIRECTORS

WHEREAS, there is one authorized seat of the Board of Directors of the Corporation (the “Board”); and

WHEREAS, the majority stockholders deem it to be in the best interests of the Corporation to elect J’Amy Owens to the Board, which individual has been nominated by the Board.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that J’Amy Owens is hereby elected to serve as the sole member of the Board until the next Annual Meeting of Stockholders and until her successor(s) shall be elected and shall qualify.

RATIFICATION OF AUDITOR

WHEREAS, the Board has approved the appointment of Peterson Sullivan LLP as the Corporation’s independent auditors for the fiscal year ending August 31, 2014;

WHEREAS, Peterson Sullivan LLP has served as the Corporation’s independent auditors since  September 1, 2010; and

WHEREAS, the majority stockholders deem it in the best interests of the Corporation to approve and ratify the Board’s appointment of Peterson Sullivan LLP as the Corporation’s independent auditors for the fiscal year ending August 31, 2014.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the majority stockholders of the Corporation hereby approve and ratify the appointment of Peterson Sullivan LLP as the Corporation’s independent auditors for the fiscal year ending August 31, 2014, to make an audit of the books and accounts of the Corporation for such fiscal year and to make a report as of the last day of such fiscal year, at a remuneration to be fixed by the Board; the scope of such audit to be fixed and determined by the Board of Directors.

INCREASE IN AUTHORIZED STOCK

WHEREAS, the majority stockholders have been presented with a proposed Certificate of Amendment to the Articles of Incorporation of Bill the Butcher, Inc. (the “Certificate”) in substantially the form attached hereto as Exhibit 1;

WHEREAS, the Certificate increases the authorized shares of the Corporation’s Common Stock, par value $0.001 per share (“Common Stock”) to 400,000,000 shares of Common Stock; and

WHEREAS, the majority stockholders deem it to be in the best interest of the Corporation to approve the filing of the Certificate with the Nevada Secretary of State.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the majority stockholders of the Corporation hereby approve the filing of the Certificate with the Nevada Secretary of State.

RESOLVED FURTHER, that the officers and directors of the Corporation, and each of them, are authorized to perform any actions and execute any and all documents required to carry out this resolution.

EXECUTIVE COMPENSATION

WHEREAS, the majority stockholders have reviewed the compensation paid to the Corporation’s officers in the fiscal year ended August 31, 2013, as disclosed pursuant to Item 402 of Regulation S-K (the “Executive Compensation”) and desire to cast an advisory vote (a “Say on Pay Vote”) approving the Executive Compensation.

NOW, THEREFORE, IT IS HEREBY RESOLVED, the majority stockholders hereby cast an advisory vote approving the Executive Compensation.

FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

WHEREAS, the majority stockholders have considered whether a Say on Pay Vote should occur every one, two or three years.

NOW, THEREFORE, IT IS HEREBY RESOLVED, the majority stockholders hereby cast an advisory vote that a Say on Pay Vote should occur every three years.

RATIFICATION OF ACTIONS

RESOLVED, that all actions taken by the officer and director of the Corporation since the last meeting of the stockholders be, and they hereby are, ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned stockholders, constituting the majority stockholders of the Corporation, have executed this Majority Written Consent as of September 12, 2014 to be effective 20 calendar days from the mailing of an information statement on Schedule 14C to holders of the Corporation’s securities as of September 12, 2014.

STOCKHOLDERS	Number of Voting Shares Held		Percent of Voting Shares
/s/ J’Amy Owens J'Amy Owens	37,855,271	(1)	31.8%
/s/ Carl L. Hossman and Virginia K. Hossman Carl L. Hossman and Virginia K. Hossman	6,500,000		5.5%
/s/ Gordon Castleberry Castleberry Properties, LLC By: Gordon Castleberry Its: Manager of Manager	3,450,000		2.9%
/s/ H. Leigh Severance H.L. Severance Inc. Pension Plan By: H. Leigh Severance Its: Trustee	2,500,000		2.1%
/s/ Barbara A. Lyster Barbara A. Lyster	2,050,000		1.7%
/s/ Darlene K. Hall Darlene K. Hall	2,000,000		1.7%
/s/ David Dausman David Dausman	2,000,000		1.7%
/s/ Samuel Adam McKinnon Samuel Adam McKinnon	2,000,000		1.7%
/s/ Monica A. Brill Monica A. Brill	1,800,000		1.5%
TOTAL	60,155,271		50.6%

(1)
Includes 9,972,068 shares voted pursuant to a Voting Agreement and Irrevocable Proxy, and 20,000,000 shares voted pursuant to voting rights of 2,000,000 shares of Series A Preferred Stock owned by Ms. Owens.

EXHIBIT C

FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bill the Butcher, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"3.  Shares" is hereby amended to state that the total number of shares with par value shall be 405,000,000 shares with par value of $0.001 per share.

The second paragraph to "4.  Authorized Shares" is hereby deleted and replaced in its entirety to state as follows: that the total authorized shares of Class A Common Stock of the Par Value of $0.001 shall be 400,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  50.6%

4.  Effective date and time of filing: (optional)                               Date:                       Time:         12:01 am
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment  regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause thisfiling to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 11-27-13